Exhibit 10.9

NOTIFICATION CONCERNING
LICENSING THE BRAND NAME OF “HUAYE” TO
CHANGSHU HUAYE STEEL STRIP CO., LTD.

Changshu Huaye Steel Strip Co., Ltd.:

As a subsidiary of Shanghai Huaye Iron & Steel Group Co., Ltd., Changshu Huaye Steel Strip Co., Ltd. is a major iron manufacturer. In order to further develop the leading role of “Huaye” products and to expand the “H-Mart” iron supermarket, Shanghai Huaye Iron & Steel Group Co., Ltd. decides to use the brand name of “Huaye” within the entire group companies and hereby authorizes Changshu Huaye Steel Strip Co., Ltd. to use and maintain the brand name of “Huaye”.

Shanghai Huaye Iron & Steel Group Co., Ltd.
(Corporate Seal)

August 15, 2005